                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934, as amended.

Filed by the Registrant |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|X| Preliminary Proxy Statement
|_| Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          EASYLINK SERVICES CORPORATION
      (Name of Registrant as Specified In Its Certificate of Incorporation)

                                       N/A
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)     Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
    (2)     Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------
    (4)     Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
    (5)     Total fee paid:

            --------------------------------------------------------------------

|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)     Amount Previously Paid:

            --------------------------------------------------------------------
    (2)     Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------
    (3)     Filing Party:

            --------------------------------------------------------------------
    (4)     Date Filed:

            --------------------------------------------------------------------

                          EASYLINK SERVICES CORPORATION
                               399 Thornall Street
                                Edison, NJ 08837

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          To be held on August 29, 2001

The Special Meeting of Stockholders of EasyLink Services Corporation, a Delaware corporation, (the "Company" or "EasyLink") will be held at the Woodbridge Hilton located at 120 Wood Avenue South, Iselin, New Jersey on Wednesday, August 29, 2001 at 9 a.m., local time, to consider and act upon the following matters:

     1. To consider and vote upon one proposal to approve nine separate amendments to the Amended and Restated Certificate of Incorporation, as amended, of the Company to enable the Company to effect one or more reverse stock splits, ranging from a one-for-two reverse stock split to a one-for-10 reverse stock split of all the issued and outstanding shares of the Company's Class A Common Stock and Class B Common Stock, par value $0.01 per share, in order to seek to maintain the listing of our common stock on the NASDAQ National Market and to facilitate the Company's ability to raise additional equity capital. The Board of Directors may abandon any one or more or all of the amendments or make one or more or all of the amendments effective by filing such amendment with the Secretary of State of the State of Delaware at such time or times as the Board of Directors of the Company determines to be necessary or appropriate in order to seek to maintain the listing of our Class A Common Stock on the NASDAQ National Market. If after the filing of one amendment with the Secretary of State of the State of Delaware, the Company again fails to comply with NASDAQ National Market Board listing requirements regarding share price, it may file one or more or all of the other amendments as the Board of Directors of the Company determines to be necessary or appropriate to seek to comply with the NASDAQ National Market Board listing requirements; and

     2. To transact such other business as may properly come before the meeting or any postponement(s) adjournment(s) thereof.

     Stockholders of record at the close of business on July 25, 2001, are entitled to notice of, and to vote at, the meeting. A list of stockholders eligible to vote at the special meeting will be available for examination by any stockholder who is present at the special meeting and at the principal place of business of the Company at 399 Thornall Street, Edison, New Jersey, during ordinary business hours during the ten day period prior to the special meeting for any purpose germane to the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's common stock, par value $.01 per share. All stockholders are cordially invited to attend the meeting.


                                BY ORDER OF THE BOARD OF DIRECTORS



                                DAVID W. AMBROSIA
                                Executive Vice President, General Counsel and Secretary

Edison, New Jersey
August   , 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                          EASYLINK SERVICES CORPORATION
                               399 Thornall Street
                                Edison, NJ 08837

             PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 29, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EasyLink Services Corporation (the "Company" or "EasyLink") for use at the Special Meeting of Stockholders to be held on August 29, 2001 at 9 a.m., local time, at the Woodbridge Hilton located at 120 Wood Avenue South, Iselin, New Jersey, and at any adjournment or adjournments of that meeting (the "Special Meeting"). All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting and in the discretion of the persons named therein upon such other matters that may properly come before the meeting and any postponements or adjournments thereof. However, if a proxy is marked against the proposal to approve the amendments, the proxy will not be voted in favor of a motion to adjourn or postpone the Special Meeting for the purpose of soliciting further proxies in favor of the approval of the amendments. Any proxy may be revoked by a stockholder at any time before it is voted by delivery of written notice of revocation or a duly executed proxy bearing a later date, to the Secretary of the Company, or by attending the Special Meeting and voting it in person.

Voting Securities and Votes Required

     The close of business on July 25, 2001 has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock of the Company entitled to notice of and to vote at the Special Meeting. At the close
of business on the Record Date, the Company had approximately      shares of
Class A Common Stock outstanding held of record by approximately stockholders and 10,000,000 shares of Class B Common Stock held of record by one stockholder.

     Each outstanding share of Class A Common Stock on the Record Date is entitled to one vote and each outstanding share of Class B Common Stock on the Record Date is entitled to 10 votes, subject to the conditions described below. The presence, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

     All of the proposed amendments of the Amended and Restated Certificate of Incorporation, as amended, must be approved by the affirmative vote of the holders of a majority in voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class. Abstentions and broker "non-votes" will have the same effect as a vote "AGAINST" the proposed amendments.

                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides information with respect to the beneficial ownership of EasyLink's common stock as of June 30, 2001 for:

     o each person who EasyLink knows beneficially owns more than 5% of its Class A Common Stock;

     o each of EasyLink's directors, including its Chairman and Chief Executive Officer;

     o EasyLink's four most highly compensated executive officers, other than its Chief Executive Officer, who were serving as executive officers at the end of 2000, and two additional executive officers; and

     o  all of EasyLink's executive officers and directors as a group.

     For purposes of this table, a person, entity or group is deemed to have "beneficial ownership" of any shares of Class A Common Stock, including shares subject to options, warrants or conversion rights, which the person, entity or group has the right to acquire within 60 days of June 30, 2001. Unless otherwise noted below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

     For purposes of calculating the percentage of outstanding shares or voting power held by each person named below, any shares which that person has the right to acquire within 60 days after June 30, 2001 are deemed to be outstanding, but shares which may similarly be acquired by other persons are deemed not to be outstanding.

     The total number of shares of Class A Common Stock for purposes of calculating the percentages of Class A Common Stock beneficially owned includes 10,000,000 shares of Class A Common Stock issuable upon conversion of the 10,000,000 outstanding shares of Class B Common Stock.

     The total number of votes for purposes of calculating the percentage of total voting power includes the voting power of 10,000,000 shares of Class B Common Stock owned by Gerald Gorman. Each share of Class B Common Stock entitles Mr. Gorman to ten votes.


                                                                        Number of           Percentage
                                                                   -------------------  ------------------     Percentage of
                                                                    Shares of Class A       of Class A             Total
                                                                   -------------------  ------------------     -------------
Name of Beneficial Owner                                           Beneficially Owned   Beneficially Owned     Voting Power
------------------------                                           ------------------   ------------------     -------------
Gerald Gorman................................................         12,246,617(1)                  13.6%             56.8%
Thomas Murawski..............................................            368,132                        *                 *
George Abi Zeid..............................................         18,776,176                     21.0              10.5
William Donaldson............................................            295,000                        *                 *
Stephen Duff.................................................             41,100(2)                     *                 *
Stephen Ketchum..............................................            155,120                        *                 *
Jack Kuehler.................................................            295,700                        *                 *
Debra McClister..............................................            324,354                        *                 *
David Ambrosia...............................................            187,525                        *                 *
Lon Otremba..................................................          1,046,519                        *                 *
Samuel Kline.................................................            150,500                      1.2                 *
All directors and executive officers as a group (10 persons).         32,739,724                     36.5              68.2
The Clark Estates, Inc.......................................         10,873,800(3)                  11.5               5.9

---------
* Represents beneficial ownership or voting power of less than 1%.

(1) Includes 10,000,000 shares of Class A Common Stock issuable upon conversion, on a one for one basis, of Class B Common Stock.

(2) Mr. Duff is a limited partner of Federal Partners, L.P. and through his limited partnership interest holds an indirect interest in 6,000 shares ofs Class A Common Stock and 10,000 shares of Class A common stock issuable upon conversion of senior convertible notes. Excludes shares that may be issuable in payment of interest on the notes.

(3) Includes 3,900,000 shares of Class A Common Stock and 5,000,000 shares of Class A Common Stock issuable upon conversion of senior convertible notes held by Federal Partners, L.P. Excludes shares that may be issuable in payment of interest on the notes. The Clark Estates, Inc. provides management and administrative services to Federal Partners. Also, includes 1,943,800 shares held by accounts for which The Clark Estates, Inc. provides management and administrative services. The Clark Estates, Inc. disclaims beneficial ownership of the 3,900,000 shares, the 5,000,000 shares and the 1,943,800 shares described in this footnote.

     The following table sets forth the number of shares of Class A Common Stock included in the table above that are issuable upon the exercise of options exercisable within 60 days of June 30, 2001.

                                                            Number of Shares of
Name of Beneficial Owner                                   Class A Common Stock
------------------------                                   --------------------

Gerald Gorman..............................................             545,797
Thomas Murawski............................................             344,890
George Abi Zeid............................................                   0
William Donaldson..........................................             165,000
Stephen Duff...............................................              20,000
Stephen Ketchum............................................              20,000
Jack Kuehler...............................................             165,000
Debra McClister............................................             256,349
David Ambrosia.............................................             183,050
Lon Otremba................................................             891,519
Samuel Kline...............................................             150,000

                                 PROPOSAL NO. 1

                            APPROVAL OF AMENDMENTS TO
                        AMENDED AND RESTATED CERTIFICATE
                          OF INCORPORATION, AS AMENDED,
                         TO EFFECT REVERSE STOCK SPLITS

General

     The persons named in the enclosed proxy will vote the shares represented by a duly executed and delivered proxy to approve each of the nine separate charter amendments to the Amended and Restated Certificate of Incorporation, as amended, of the Company effecting a reverse split of all outstanding shares of the Company's common stock, unless the proxy is marked otherwise. Accordingly, if a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to approve all of the following amendments to the Amended and Restated Certificate of Incorporation, as amended.

     The Board of Directors of the Company has unanimously approved and declared advisable, each of the following amendments to Article V of the Company's Amended and Restated Certificate of Incorporation, as amended. Each of the separate amendments to the Amended and Restated Certificate of Incorporation, as amended of the Company approved by the Board of Directors and for which the Company is seeking your approval is set forth below. As reflected on the enclosed proxy card relating to the Special Meeting, stockholders may approve all or none of the proposed amendments.

         (a) Effective at 4:30 p.m. Eastern Time on the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the "Effective Time"), every two (2) outstanding shares of Class A Common Stock will be reclassified into and automatically become one (1) outstanding share of Class A Common Stock, and every two (2) outstanding shares of Class B Common Stock will be reclassified into and automatically become one (1) outstanding share of Class B Common Stock. No fractional share shall be issued in connection with the foregoing reverse stock split; and all shares of Class A Common Stock and Class B Common Stock so split that are held by a stockholder will be aggregated by class subsequent to the foregoing reverse stock split and each fractional share resulting from such aggregation of each class held by such stockholder shall be rounded up to the nearest whole share. Any stock certificate that represented shares of Class A common stock or Class B common stock immediately before the Effective Time shall, automatically and without the need to surrender the same for exchange, represent the number of shares of Class A common stock or Class B common stock immediately after the Effective Time resulting from the reverse stock split; or

         (b) Effective at 4:30 p.m. Eastern Time on the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, every three (3) outstanding shares of Class A Common Stock will be reclassified into and automatically become one (1) outstanding share of Class A Common Stock, and every three (3) outstanding shares of Class B Common Stock will be reclassified into and automatically become one (1) outstanding share of Class B Common Stock. No fractional share shall be issued in connection with the foregoing reverse stock split; and all shares Class A Common Stock and Class B Common Stock so split that are held by a stockholder will be aggregated by class subsequent to the foregoing reverse stock split and each fractional share resulting from such aggregation of each class held by such stockholder shall be rounded up to the nearest whole share. Any stock certificate that represented shares of Class A common stock or Class B common stock immediately before the Effective Time shall, automatically and without the need to surrender the same for exchange, represent the number of shares of Class A common stock or Class B common stock immediately after the Effective Time resulting from the reverse stock split; or

         (c) Effective at 4:30 p.m. Eastern Time on the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, every four (4) outstanding shares of Class A Common Stock will be reclassified into and automatically become one (1) outstanding share of Class A Common Stock, and every four (4) outstanding shares of Class B Common Stock will be reclassified into and automatically become one (1) outstanding share of Class B Common Stock. No fractional share shall be issued in connection with the foregoing reverse stock split; and all shares Class A Common Stock and Class B Common Stock so split that are held by a stockholder will be aggregated by class subsequent to the foregoing reverse stock split and each fractional share resulting from such aggregation of each class held by such stockholder shall be rounded up to the nearest whole share. Any stock certificate that represented shares of Class A common stock or Class B common stock immediately before the Effective Time shall, automatically and without the need to surrender the same for exchange, represent the number of shares of Class A common stock or Class B common stock immediately after the Effective Time resulting from the reverse stock split; or

         (d) Effective at 4:30 p.m. Eastern Time on the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, every five (5) outstanding shares of Class A Common Stock will be reclassified into and automatically become one (1) outstanding share of Class A Common Stock, and every five (5) outstanding shares of Class B Common Stock will be reclassified into and automatically become one (1) outstanding share of Class B Common Stock. No fractional share shall be issued in connection with the foregoing reverse stock split; and all shares Class A Common Stock and Class B Common Stock so split that are held by a stockholder will be aggregated by class subsequent to the foregoing reverse stock split and each fractional share resulting from such aggregation of each class held by such stockholder shall be rounded up to the nearest whole share. Any stock certificate that represented shares of Class A common stock or Class B common stock immediately before the Effective Time shall, automatically and without the need to surrender the same for exchange, represent the number of shares of Class A common stock or Class B common stock immediately after the Effective Time resulting from the reverse stock split; or

         (e) Effective at 4:30 p.m. Eastern Time on the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, every six (6) outstanding shares of Class A Common Stock will be reclassified into and automatically become one (1) outstanding share of Class A Common Stock, and every six (6) outstanding shares of Class B Common Stock will be reclassified into and automatically become one (1) outstanding share of Class B Common Stock. The authorized shares of the Corporation shall remain as set forth in this Certificate of Incorporation. No fractional share shall be issued in connection with the foregoing reverse stock split; and all shares Class A Common Stock and Class B Common Stock so split that are held by a stockholder will be aggregated by class subsequent to the foregoing reverse stock split and each fractional share resulting from such aggregation of each class held by such stockholder shall be rounded up to the nearest whole share. Any stock certificate that represented shares of Class A common stock or Class B common stock immediately before the Effective Time shall, automatically and without the need to surrender the same for exchange, represent the number of shares of Class A common stock or Class B common stock immediately after the Effective Time resulting from the reverse stock split; or

         (f) Effective at 4:30 p.m. Eastern Time on the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, every seven (7) outstanding shares of Class A Common Stock will be reclassified into and automatically become one (1) outstanding share of Class A Common Stock, and every seven (7) outstanding shares of Class B Common Stock will be reclassified into and automatically become one (1) outstanding share of Class B Common Stock. No fractional share shall be issued in connection with the foregoing reverse stock split; and all shares Class A Common Stock and Class B Common Stock so split that are held by a stockholder will be aggregated by class subsequent to the foregoing reverse stock split and each fractional share resulting from such aggregation of each class held by such stockholder shall be rounded up to the nearest whole share. Any stock certificate that represented shares of Class A common stock or Class B common stock immediately before the Effective Time shall, automatically and without the need to surrender the same for exchange, represent the number of shares of Class A common stock or Class B common stock immediately after the Effective
              Time resulting from the reverse stock split; or

         (g) Effective at 4:30 p.m. Eastern Time on the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, every eight (8) outstanding shares of Class A Common Stock will be reclassified into and automatically become one (1) outstanding share of Class A Common Stock, and every eight (8) outstanding shares of Class B Common Stock will be reclassified into and automatically become one (1) outstanding share of Class B Common Stock. No fractional share shall be issued in connection with the foregoing reverse stock split; and all shares Class A Common Stock and Class B Common Stock so split that are held by a stockholder will be aggregated by class subsequent to the foregoing reverse stock split and each fractional share resulting from such aggregation of each class held by such stockholder shall be rounded up to the nearest whole share. Any stock certificate that represented shares of Class A common stock or Class B common stock immediately before the Effective Time shall, automatically and without the need to surrender the same for exchange, represent the number of shares of Class A common stock or Class B common stock immediately after the Effective Time resulting from the reverse stock split; or

         (h) Effective at 4:30 p.m. Eastern Time on the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, every nine (9) outstanding shares of Class A Common Stock will be reclassified into and automatically become one (1) outstanding share of Class A Common Stock, and every nine (9) outstanding shares of Class B Common Stock will be reclassified into and automatically become one (1) outstanding share of Class B Common Stock. No fractional share shall be issued in connection with the foregoing reverse stock split; and all shares Class A Common Stock and Class B Common Stock so split that are held by a stockholder will be aggregated by class subsequent to the foregoing reverse stock split and each fractional share resulting from such aggregation of each class held by such stockholder shall be rounded up to the nearest whole share. Any stock certificate that represented shares of Class A common stock or Class B common stock immediately before the Effective Time shall, automatically and without the need to surrender the same for exchange, represent the number of shares of Class A common stock or Class B common stock immediately after the Effective Time resulting from the reverse stock split; or

         (i) Effective at 4:30 p.m. Eastern Time on the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, every ten (10) outstanding shares of Class A Common Stock will be reclassified into and automatically become one (1) outstanding share of Class A Common Stock, and every ten (10) outstanding shares of Class B Common Stock will be reclassified into and automatically become one (1) outstanding share of Class B Common Stock. No fractional share shall be issued in connection with the foregoing reverse stock split; and all shares Class A Common Stock and Class B Common Stock so split that are held by a stockholder will be aggregated by class subsequent to the foregoing reverse stock split and each fractional share resulting from such aggregation of each class held by such stockholder shall be rounded up to the nearest whole share. Any stock certificate that represented shares of Class A common stock or Class B common stock immediately before the Effective Time shall, automatically and without the need to surrender the same for exchange, represent the number of shares of Class A common stock or Class B common stock immediately after the Effective
              Time resulting from the reverse stock split.

     Approval of all of the amendments to Article V of the Company's Amended and Restated Certificate of Incorporation, as amended, requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class.

Purpose of Reverse Stock Splits

     Each of the proposed amendments to the Company's Amended and Restated Certificate of Incorporation, as amended, effecting a reverse stock split, ranging from between a one-for-two reverse stock split and a one-for-ten reverse stock split, has been approved and declared advisable by the Board of Directors to reduce the number of shares of Class A Common Stock and Class B Common Stock outstanding and to increase the trading price of our Class A Common Stock on the Nasdaq National Market. The Board took this action because our Class A Common Stock has failed, for more than 30 consecutive days, to maintain the $1.00 minimum bid price required by Nasdaq Marketplace Rule 4310(c)(4) (the "Rule") and because we believe this action will facilitate our efforts to raise additional capital. The proposed amendments are not the first step in a going private transaction.

     While there can be no assurance, the Board of Directors believes the implementation of one or more or all of the proposed amendments effecting a reverse stock split, if approved by our stockholders, will result in an increase in the minimum bid price of our Class A Common Stock to above the $1.00 per share minimum mandated by the Nasdaq National Market for continued listing and enable our Class A Common Stock to continue to trade on the Nasdaq National Market. However, while the Company believes that implementation of a reverse stock split is a satisfactory mechanism to achieve compliance with Nasdaq's maintenance requirements of the Nasdaq National Market, there can be no assurance that, even if the bid price for our Class A Common Stock exceeds the $1.00 minimum threshold for the mandated period as a result of one or more reverse stock splits, the Nasdaq National Market will deem the Company to be in compliance and will not delist our Class A Common Stock.

     The Company has been formally notified of its failure to comply with the Rule. Pursuant to Nasdaq Marketplace Rule 4310(c)(8)(b), the Nasdaq provided the Company 90 calendar days, or until July 23, 2001, to regain compliance with the Rule. In order to regain compliance, the closing price of the Company's Class A Common Stock was required to be at least $1.00 for at least ten consecutive trading days prior to July 23, 2001. The Company received a Nasdaq Staff Determination on July 24, 2001 indicating that the Company failed to regain compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rule 4450(a)(5) and that its securities are, therefore, subject to delisting from the Nasdaq National Market. In accordance with its rights under the Nasdaq Marketplace Rules, the Company requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff
Determination, and a hearing has been scheduled for         , 2001. The Company
intends to request at the hearing continued listing based upon, among other factors, its completion of a reverse split stock contemplated hereby if necessary. There can be no assurance the Panel will grant the Company's request for continued listing.

     If our Class A Common Stock is delisted from the Nasdaq National Market, trading in our Class A Common Stock, if any, would have to be conducted on the NASDAQ Small Cap Market, the OTC Bulletin Board or in the non-Nasdaq over-the-counter market (also known as the pink sheet market). In such an event, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our Class A Common Stock.

     In addition, if our Class A Common Stock were to become delisted from trading on the Nasdaq National Market and the trading price were to remain below $5.00 per share, trading in our Class A Common Stock may also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock." Generally, a "penny stock" is defined as any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from facilitating trades in our Class A Common Stock, which could severely limit the market liquidity of the stock and the ability of investors to trade our Class A Common Stock.

     The Board of Directors is asking that you approve each of the proposed amendments to the Company's Amended and Restated Certificate of Incorporation, as amended, effecting each of the reverse stock splits of all of the issued and outstanding Class A Common Stock and Class B Common Stock of the Company. Notwithstanding the authorization of each of the amendments by the stockholders of the Company, the Board may abandon any one or more or all of the amendments without further action by the Company's stockholders in accordance with Section 242(c) of the General Corporation Law of the State of Delaware. A vote in favor of each of the amendments to the Amended and Restated Certificate of Incorporation, as amended, will be a vote for approval of each of the proposed reverse stock splits, one or more or all of which may be implemented and effected and one or more or all of which may be abandoned at the discretion of the Board, in either case, within the next eight months.

     The Board of Directors has determined that each of the amendments effecting a reverse stock split is advisable and in your best interests and unanimously recommends that you vote "for" each of the amendments effecting a reverse stock split. The Board of Directors will consider and evaluate from time to time the following factors and criteria to determine which, if any, of the approved amendments to implement: the capitalization of the Company (including the number of shares of Class A Common Stock and Class B Common Stock issued and outstanding), the prevailing trading price for our Class A Common Stock and the volume level thereof, and the general economic and other related conditions prevailing in our industry and in the marketplace generally. The Board of Directors will determine as soon as practicable which proposed amendment(s) to implement and will provide stockholders and other relevant persons with notice of the record date for any of the proposed reverse stock splits.

Effects of Reverse Stock Splits

     A reverse stock split is a reduction in the number of outstanding shares of a class of a corporation's capital stock, which is accomplished by the Company, in this case, reclassifying and converting all the outstanding shares of Class A Common Stock and Class B Common Stock into a proportionately fewer number of shares of Class A Common Stock and Class B Common Stock. For example, if our Board of Directors implements a one-for-four reverse stock split of the Class A Common Stock, then someone holding 400 shares of our Class A Common Stock before the reverse stock split would hold 100 shares of our Class A Common Stock after the reverse stock split. This will also result in an increase in the available number of authorized but unissued shares of our Class A Common Stock and Class B Common Stock. However, each stockholder's proportionate ownership of the issued and outstanding shares of our Class A Common Stock and Class B Common Stock would remain the same, except for minor changes which may result from the provisions each of the amendments effecting a reverse stock split, as described below, which require the rounding of any resulting fractional shares up to the nearest whole share.

     The primary purpose of the proposed reverse stock splits of our Class A Common Stock and Class B Common Stock is to combine the issued and outstanding shares of the Class A Common Stock and Class B Common Stock into a smaller number of shares so that the shares of the Class A Common Stock will trade at a higher price per share than their recent trading prices.

     Finally, the reverse stock splits, if implemented, will affect the outstanding options to purchase Class A Common Stock of the Company and certain other presently outstanding convertible securities with respect to Class A Common Stock, issued by the Company which contain anti-dilution provisions. The agreements and other documents governing all of the Company's outstanding stock options and warrants to purchase, and all outstanding securities convertible into or exchangeable for, Class A Common Stock include provisions requiring adjustments to the number of shares of Class A Common Stock issuable upon exercise of such options or warrants or upon conversion or exchange of such other securities and the number of shares subject to and the exercise, conversion or exchange prices of, such options, warrants or convertible or exchangeable securities, in the event of a reverse stock split. If any of the reverse stock splits are implemented, because the Company will also effect a proportional reverse stock split of the outstanding Class B Common Stock, the Class B Common Stock will not also be entitled to anti-dilution adjustment upon effectiveness of a reverse stock split of the Class A Common Stock. For example, in a one-for-four reverse stock split, each of the outstanding options or warrants to purchase Class A Common Stock or convertible or exchangeable shares would thereafter evidence the right to purchase that number of shares of the Class A Common Stock following the reverse stock split equal to 25% of the shares of the Class A Common Stock previously covered by the options, warrants or convertible or exchangeable securities (with fractional shares rounded up to the nearest whole share) and the exercise, conversion or exchange price per share would be four times the previous exercise price.

No Fractional Shares

     In order that the Company may avoid the expense and inconvenience of issuing and transferring fractional shares of the Class A Common Stock and Class B Common Stock as a result of any of the reverse stock splits, we will round any fractional shares resulting from any of the reverse stocks split up to the nearest whole share. This means that stockholders who would otherwise be entitled to receive a fractional share of the Class A Common Stock and Class B Common Stock following a reverse stock split will receive a whole share in lieu thereof. For example, if any stockholder owns, in total, 99 shares, that stockholder's shares would be converted into 25 shares if the proposed one-for-four reverse stock split is implemented.

     The rounding of fractional shares will not reduce the number of stockholders or stockholders of record. The Company's periodic reporting requirements under the Securities Exchange Act of 1934 will be unaffected by the rounding of fractional shares and EasyLink believes it will, if the reverse stock splits receive stockholder approval and one or more or all of the reverse stock splits are implemented by the Board as intended and described herein, meet all Nasdaq Stock Market listing requirements.

Implementation of Reverse Stock Splits

     If the stockholders approve the reverse stock split amendments, the Board may direct management of the Company to file an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, incorporating one of the amendments to the Company's Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware effecting one of the reverse stock splits. The Board may, if the Company's Class A Common Stock fails for more than 30 consecutive days after the first reverse split amendment is filed, to maintain the $1.00 minimum bid price required, file one or more or all of the other approved amendments.

Reasons for Reverse Stock Split: Advantages

     The Board of Directors believes that a reverse stock split is desirable for the following reasons:

         (a) If shares of our Class A Common Stock continue to trade below $1.00 per share, our Class A Common Stock will be delisted from the Nasdaq National Market. Delisting could decrease the marketability, liquidity and transparency of our Class A Common Stock (which could, in turn, further depress our stock price). Our Board believes that the anticipated increase in the market price per share resulting from a reverse stock split will lift the price of our Class A Common Stock above the $1.00 minimum bid threshold that currently threatens our continued listing on Nasdaq.

         (b) The anticipated increase in the per share market price of our Class A Common Stock should also enhance the acceptability of our Class A Common Stock by the financial community and the investing public.

         (c) Additionally, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of the policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stock economically unattractive to brokers and therefore difficult for holders of our Class A Common Stock to manage. The expected increase in the per share price of the our Class A Common Stock may help alleviate some of such problems.

         (d) In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales prices than the commission on a relatively higher priced issue, which may discourage trading in lower priced stock. A reverse stock split could result in a price level for our Class A Common Stock that may reduce, to some extent, the effect of these policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for our Class A Common Stock.

         (e) The increase in the portion of the Company's authorized shares of Class A Common Stock and Class B Common Stock that would be unissued after any of the reverse stock splits is effected could be used for any proper corporate purpose approved by the Board of Directors. The increased number of authorized but unissued shares of Class A Common Stock and Class B Common Stock will provide the Company with additional flexibility to issue additional shares in connection with future financings or other transactions. The anticipated increase in the per share market price of our Class A Common Stock should also enhance the acceptability of our Class A Common Stock by the financial community and the investing public. However, the Board of Directors does not currently have any plans to utilize the increase in the number of the authorized but unissued shares of our Class A Common Stock and Class B Common Stock that would result from approval and implementation of the proposed reverse stock split.

Reasons Against Reverse Stock Splits: Disadvantages

     Even though the Board of Directors believes that the potential advantages of a reverse stock split outweigh any disadvantages that might result, the following are the possible disadvantages of a reverse stock split:

         (a) Despite the potential increase in liquidity discussed above, if we file one or more of the amendments, the reduced number of shares resulting from a reverse stock split could adversely affect the liquidity of our Class A Common Stock and Class B Common Stock.

         (b) A reverse stock split may leave certain stockholders with one or more "odd lots" which are stock holdings in amounts of less than 100 shares of Class A Common Stock. These odd lots may be more difficult to sell than shares in even multiples of 100. Additionally, any reduction in brokerage commissions resulting a the reverse stock split, as discussed above, may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the reverse stock split.

         (c) There is no assurance that our stock price will increase as a result of any of the reverse stock splits. Indeed, if the trading price of our Class A Common Stock does not proportionally increase after the reverse stock split, our total market capitalization, which is equal to the number of outstanding shares of Class A Common Stock and Class B Common Stock multiplied by the market price, will also decline. The decline in our stock price and the resulting decline in market capitalization after a reverse stock split could be greater than it would have been if the reverse stock split had not occurred.

         (d) Because a reverse stock split would result in an increased number of authorized but unissued shares of our Class A Common Stock and Class B Common Stock, it may be construed as having an anti-takeover effect, although neither the Board of Directors nor the Company's management views this proposal in that perspective. However, the Board of Directors, subject to its fiduciary duties and applicable law, could use this increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of the Company by, for example, privately placing shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. Shares of our Class A Common Stock or Class B Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure than any proposal to amend or repeal the Company's by-laws or certain provisions of the Company's Amended and Restated Certificate of Incorporation, as amended, would not receive the requisite vote. Such uses of our Class A Common Stock or Class B Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company if such transaction were opposed by the Board of Directors.

         (e) Further, subject to NASDAQ rules on stock issuances, the increased number of authorized but unissued shares of our Class A Common Stock and Class B Common Stock could be issued by the Board of Directors without further stockholder approval, which could result in further dilution to the holders of the Class A Common Stock and Class B Common Stock.

Exchange of Stock Certificates

     If any of the reverse stock splits is effected, the Company will not require holders of Class A Common Stock and Class B Common Stock to surrender their stock certificates. Instead, the Company will give notice to its transfer agent of the reverse stock split and the effective date of the amendment to the Amended and Restated Certificate of Incorporation, as amended, in order to accurately reflect the number of issued and outstanding shares of capital stock of the Company. Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

       All holders of capital stock of the Company will continue to be entitled to receive any dividends or other distributions that may be declared and payable with respect to the Class A Common Stock and Class B Common Stock with a record date after the effective time of the reverse stock split.

Federal Income Tax Consequences

     The following summary of the federal income tax consequences of a reverse stock split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder, and the discussion below may not address all the tax consequences for a particular stockholder. For example, foreign, state and local tax consequences are not discussed below. Accordingly, each stockholder should consult his or her tax advisor to determine the particular tax consequences to him or her of a reverse stock split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

     Generally, a reverse stock split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the aggregate number of new shares of Class A Common Stock and Class B Common Stock will be the same as the adjusted basis of the aggregate number of shares of Class A Common Stock and Class B Common Stock held by such holder immediately prior to the reverse stock split. The holding period of the new, post-split shares of the Class A Common Stock and Class B Common Stock resulting from implementation of the reverse stock split will include the stockholder's respective holding periods for the pre-split shares of the Class A Common Stock and Class B Common Stock held by such holder immediately prior to the reverse stock split. This treatment should also apply with respect to additional shares received for fractional shares.

No Appraisal Rights

     The holders of shares of the Class A Common Stock and Class B Common Stock have no appraisal rights under Delaware law, the Company's Amended and Restated Certificate of Incorporation, as amended, or the Company's by-laws with respect to the proposed amendments to the Company's Amended and Restated Certificate of Incorporation, as amended, effecting a reverse stock split. If the amendments are approved by the stockholders, any such amendment will become effective at 4:30 p.m., Eastern Time, on the day a Certificate of Amendment required by the General Corporation Law of the State of Delaware is filed with the Secretary of State of the State of Delaware. However, the Board of Directors is authorized to abandon any or all of the amendments at any time prior to effectiveness, whether before or after obtaining stockholder approval, without further action by stockholders.

                                  OTHER MATTERS

     The Board knows of no other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, shares represented by duly executed and delivered proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable. However, if a proxy is marked against the proposal to approve the amendments, the proxy will not be voted in favor of a motion to adjourn or postpone the Special Meeting for the purpose of soliciting further proxies in favor of the approval of the amendments.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                        By Order of the Board of Directors,


                                        DAVID W. AMBROSIA
                                        Executive Vice President, General
                                        Counsel and Secretary

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    OF EASYLINK SERVICES CORPORATION FOR THE
           SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 29, 2001

The undersigned stockholder of EasyLink Services Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated August , 2001, and hereby appoints Gerald Gorman and Debra McClister or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of EasyLink Services Corporation to be held on Wednesday, August 29, 2001 at 9:00 a.m., local time, at the Woodbridge Hilton located at 120 Wood Avenue South, Iselin, New Jersey and at any adjournment or postponement thereof, and to vote all shares of Class A Common Stock and Class B Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters and in the manner set forth below:

1. APPROVAL OF PROPOSED AMENDMENTS TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OF THE COMPANY TO ENABLE THE COMPANY TO EFFECT ONE OR MORE REVERSE STOCK SPLITS.

         ____FOR  ____AGAINST               ____ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

                    PLEASE SIGN BELOW AND RETURN IMMEDIATELY

This proxy is solicited on behalf of the board of directors of the Company. This proxy, when properly executed, will be voted in a manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR proposal 1 and in the judgement of the persons named herein on any other matter which may properly come before the meeting or any adjournment(s) or postponement(s) thereof; provided, however, that if this proxy is marked AGAINST proposal 1, the proxy will not be voted in favor of a motion to adjourn or postpone the Special Meeting for the purpose of soliciting further proxies in favor of proposal 1.


_______________________________________    Date:__________________________
Signature


_______________________________________    Date:__________________________
Signature

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)